UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 21, 2015

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 8.01	OTHER EVENTS

On August 21, 2015,  Vitro Diagnostics, Inc. (the “Company”) entered into an agreement (the “Agreement”) with C. Brook Ventures, Inc. (“CBV”) pursuant to which CBV will provide non-exclusive advisory services related to the Company’s exploration of strategic alternatives to enhance stockholder value.

Under the terms of the Agreement, the Company agreed to pay CBV a retainer of $5,000 and issue to CBV an aggregate of 400,000 shares of common stock, $.001 par value.  The shares are “restricted securities” under the Securities Act of 1933, as amended.

In addition, the Agreement provides that the Company will grant and issue to CBV a warrant (“Warrant”) exercisable for three years to purchase an additional 400,000 shares at an exercise price of $0.078936 (120% of the 20 day VWAP immediately preceding the execution of the Agreement.)  The Warrant is only exercisable if the Company consummates a transaction identified in the Agreement with a third party introduced by CBV prior to the expiration date of the Warrant.

ITEM 9.01	EXHIBITS

10.1

Agreement with C. Brook Ventures, Inc. dated August 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: August 27, 2015	__/s/James R. Musick James R. Musick, President and Chief Executive Officer

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